Exhibit 99.1

          YORK International Reports Second Quarter Results

    YORK, Pa.--(BUSINESS WIRE)--July 23, 2003--YORK International Corporation (NYSE: YRK) today reported its results for the second quarter of 2003. Income from operations in the second quarter was $36.5 million and net income was $19.2 million, or $0.48 per share. This included $35.0 million of pre-tax expenses related to restructuring actions. Excluding the impact of these expenses, the Company had income from operations of $71.5 million and net income of $47.4 million, or $1.19 per share.
    Balance sheet performance continues to be strong and debt and the receivables securitization program are down $124 million or 14% compared to June of 2002. Overall working capital decreased $40 million from June of 2002. The company exceeded its cash expectations and inventory turns and days sales outstanding both continued to improve.
    Commenting on the second quarter results, Chief Executive Officer, Michael Young, said, "Our performance in the second quarter reflects the numerous improvements we have made and is the result of successfully executing major initiatives during very challenging economic times."
    Sales in the second quarter of $1,084.4 million increased 3.9% from the second quarter of 2002. The improvement was due to the favorable impact of the strengthening Euro and increased sales in Asia and UPG, partially offset by reduced shipments of Bristol Compressors and large commercial equipment.

    BUSINESS UNIT REVIEW

    GLOBAL APPLIED

    Second quarter sales for the Global Applied business increased 9.5% to $776.3 million versus $709.2 million in 2002. Revenue was up in all geographic regions. Asian revenue increased due to continued growth in equipment sales in China; EMEA revenue increased due to the strengthening Euro; and Americas revenue increased due to service growth. These increases were partially offset by the weak commercial equipment market in the Americas. Global Applied service revenue improved 12% as compared to the second quarter of 2002.
    Income from operations for Global Applied was $51.7 million in the second quarter of 2003 as compared to $53.2 million in the second quarter of 2002. Reduced margins from pricing pressure in the large equipment markets, lower volume in equipment in the Americas and contracting in EMEA were partially offset by improved operating costs and higher volume in Asia. Expenses were also up due to the strengthening Euro, increased pension, medical and insurance costs, and continued investments in service infrastructure, IT capabilities and product development.
    The Global Applied backlog at the end of the quarter was $895 million, an increase of 5.0% from June of 2002. Backlog is up due to the strong Euro and increased orders in China and the Middle East. All other markets remain relatively weak and there is uncertainty within all regions due to economic and political concerns.

    UNITARY PRODUCTS GROUP (UPG)

    UPG sales increased 3.8% to $222.9 million from $214.8 million in the second quarter of 2002, resulting from increased shipments of residential and commercial products, partially offset by lower manufactured housing product shipments.
    Income from operations for UPG in the second quarter of 2003 increased to $24.0 million as compared to $18.3 million in 2002. Improvements in production efficiency, reduced shipping costs and the benefits of increased pricing contributed to better results.

    BRISTOL COMPRESSORS (Bristol)

    Bristol's second quarter sales were $138.8 million versus $163.7 million in the second quarter of 2002. The decrease resulted from a weaker North American Unitary Market, inventory reductions by OEM's and lower shipments to international customers for room air conditioner applications.
    Income from operations for Bristol was $11.9 million as compared to $12.8 million in the second quarter of 2002. Reduced volume and lower productivity levels resulting from the integration of products from the Sparta, NC facility negatively impacted results. Although productivity is improving from the second half of 2002, the costs are currently higher than the second quarter of 2002.

    OUTLOOK

    C. David Myers, President, said, "We are pleased by the solid performance in the quarter. We delivered on our commitments in spite of external conditions that were lower than our original expectations."
    Mr. Myers continued, "Economic and market conditions remain difficult as we continue to offset the incremental cost increases relating to pension, insurance, medical and steel that are impacting our results."
    YORK is focused on continuing to improve operations, reducing costs and delivering strong cash flow. Investments in service, product development, and distribution enhancements will drive future growth.
    For the full year of 2003, the Company expects earnings per share to be approximately $0.25 including all charges related to the cost reduction actions, as described. The Company will adopt Financial Accounting Standards Board Interpretation No. 46 (FIN 46) as required, effective July 1, 2003. The impact of adoption is not included in this forecast. Excluding these charges and the impact of the adoption of FIN 46, the Company expects earnings to be approximately $2.50 per share. Net debt reduction is targeted to be $65 million, which includes cash generation for debt reduction of $100 million, offset by the $35 million cash outlay associated with the cost reduction actions.
    Excluding the cost reduction items and the adoption of FIN 46, the Company expects third quarter earnings per share to be slightly less than the $0.65 per share achieved in 2002. This amount excludes the impact of the special items because the timing of the specific actions has not been finalized.
    YORK International will conduct a conference call to discuss second quarter performance on Wednesday, July 23, 2003, at 09:00 a.m. EST. The conference call will be available through a web broadcast on YORK International's web site at www.york.com.
    If you are unable to connect to the Company's web site, you may listen via telephone. Please call 973-935-8514 to participate in the call. Please call five minutes prior to the scheduled start time.
    There will be a replay of the conference call from Wednesday, July 23, 2003 until Friday, July 25, 2003. Call 1-877-519-4471, and request conference #4047439.

    This press release and the earnings release conference call contain non-GAAP financial measures that are reconciled to the most directly comparable GAAP measures on pages 8, 9 and 10 of this press release. The Company believes that providing this additional information provides a transparent view of the performance of the core operations with and without the cost impact of the individual actions that we discussed in our February press release.
    This release includes "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Factors that could affect results include economic and political environments, climatic conditions, work stoppages, litigation, currency, and regulatory and competitive pressures. Additional information regarding these risk factors and uncertainties is detailed in YORK's SEC filings.
    YORK International Corporation is a full-line, global manufacturer of heating, ventilating, air conditioning and refrigeration (HVAC&R) products. YORK is the largest independent supplier of HVAC&R equipment in the United States and a leading competitor in the industry internationally. The Company's products are sold in more than 125 countries and YORK has approximately 23,000 employees worldwide.

            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

     Consolidated Condensed Statements of Operations (unaudited)

                        Three Months Ended       Six Months Ended
                              June 30,                June 30,
(in thousands, except
 per share data)          2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

Net sales             $ 1,084,417 $ 1,044,093 $ 1,952,774 $ 1,885,625

Cost of goods sold       (858,053)   (831,242) (1,566,310) (1,522,777)
                       ----------- ----------- ----------- -----------

Gross profit              226,364     212,851     386,464     362,848

Selling, general, and
 administrative
 expenses                (156,796)   (140,235)   (305,828)   (280,817)

Restructuring and
 other charges, net       (33,060)         --     (49,154)     (2,730)
                       ----------- ----------- ----------- -----------

Income from operations     36,508      72,616      31,482      79,301

Interest expense, net     (12,115)    (12,436)    (24,131)    (25,149)

Loss on divestiture            --          --          --     (10,683)

Equity in earnings of
 affiliates                 2,477       2,038       3,565       2,608
                       ----------- ----------- ----------- -----------

Income before income
 taxes and cumulative
 effect of a change in
 accounting principle      26,870      62,218      10,916      46,077

Provision for income
 taxes                     (7,664)    (13,999)     (5,346)    (12,603)
                       ----------- ----------- ----------- -----------

Income before
 cumulative effect of
 a change in
 accounting principle      19,206      48,219       5,570      33,474

Cumulative effect of a
 change in accounting
 principle                     --          --          --    (179,436)
                       ----------- ----------- ----------- -----------

Net income (loss)     $    19,206 $    48,219 $     5,570 $  (145,962)
                       =========== =========== =========== ===========

Diluted earnings
 (loss) per share:
Income before
 cumulative effect of
 a change in
 accounting principle $      0.48 $      1.21 $      0.14 $      0.84
Cumulative effect of a
 change in accounting
 principle                     --          --          --       (4.49)
                       ----------- ----------- ----------- -----------

Net income (loss)     $      0.48 $      1.21 $      0.14 $     (3.65)
                       =========== =========== =========== ===========

Cash dividends per
 share                $      0.15 $      0.15 $      0.30 $      0.30
                       =========== =========== =========== ===========

Diluted weighted
 average common shares
 and common
 equivalents
 outstanding               39,861      39,998      39,748      39,955



            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

          Consolidated Condensed Balance Sheets (unaudited)

                                               June 30,   December 31,
(in thousands)                                  2003         2002
                                             ------------ ------------

ASSETS

Current assets:
Cash and cash equivalents                   $     41,192 $     92,940
Receivables, net                                 696,524      627,067
Inventories                                      522,581      473,779
Prepayments and other current assets             114,282       81,461
                                             ------------ ------------

Total current assets                           1,374,579    1,275,247

Deferred income taxes                             60,380       69,696
Investments in affiliates                         28,391       29,389
Property, plant, and equipment, net              502,090      500,318
Goodwill                                         527,012      504,963
Intangibles, net                                  33,595       32,000
Deferred charges and other assets                101,397       94,509
                                             ------------ ------------

Total assets                                $  2,627,444 $  2,506,122
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and current portion of long-
 term debt                                  $     32,240 $     32,709
Accounts payable and accrued expenses            855,836      768,748
Income taxes                                      36,082       37,202
                                             ------------ ------------

Total current liabilities                        924,158      838,659

Long-term warranties                              47,497       44,748
Long-term debt                                   588,976      618,224
Postretirement and postemployment benefits       256,084      244,522
Other long-term liabilities                       74,564       77,155
                                             ------------ ------------

Total liabilities                              1,891,279    1,823,308

Stockholders' equity                             736,165      682,814
                                             ------------ ------------

Total liabilities and stockholders' equity  $  2,627,444 $  2,506,122
                                             ============ ============


            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

     Supplemental Statement of Operations and Segment Information
                              (unaudited)

                                  Three Months Ended June 30,
                        ----------------------------------------------
                                       2003                   2002
                                     Excluding              Excluding
 (in thousands, except                Special                Special
  per share data)          2003        Items        2002      Items
                        ----------  ------------ ---------- ----------

 Revenue:
-----------------------
 Global Applied:
    Americas           $  362,839  $  362,839   $  352,694 $  352,694
    EMEA                  335,702     335,702      285,893    285,893
    Asia                  131,987     131,987      112,088    112,088
    Intragroup sales      (54,252)    (54,252)     (41,436)   (41,436)
                        ----------  ----------   ---------- ----------
                          776,276     776,276      709,239    709,239
 Unitary Products Group   222,949     222,949      214,808    214,808
 Bristol Compressors      138,837     138,837      163,698    163,698
 Eliminations             (53,645)    (53,645)     (43,652)   (43,652)
                        ----------  ----------   ---------- ----------
   Total               $1,084,417  $1,084,417   $1,044,093 $1,044,093
                        ==========  ==========   ========== ==========

 Income from
  Operations:
-----------------------
 Global Applied:
    Americas           $   16,815  $   16,815 # $   18,341 $   18,341
    EMEA                   12,451      12,451       17,871     17,871
    Asia                   22,423      22,423       16,974     16,974
                        ----------  ----------   ---------- ----------
                           51,689      51,689       53,186     53,186
 Unitary Products Group    24,049      24,049       18,282     18,282
 Bristol Compressors       11,930      11,930       12,788     12,788
 Corporate,
  eliminations, and
  other                   (16,130)    (16,130)     (11,640)   (11,640)
 Charges and other
  expenses                (35,030)(A)      --           --         --
                        ----------  ----------   ---------- ----------
   Total               $   36,508  $   71,538   $   72,616 $   72,616

 Interest expense, net    (12,115)    (12,115)     (12,436)   (12,436)

 Equity in earnings of
  affiliates                2,477       2,477        2,038      2,038
                        ----------  ----------   ---------- ----------

 Income before income
  taxes                    26,870      61,900       62,218     62,218

 Provision for income
  taxes                    (7,664)    (14,546)     (13,999)   (13,999)
                        ----------  ----------   ---------- ----------

 Net income            $   19,206  $   47,354   $   48,219 $   48,219
                        ==========  ==========   ========== ==========

 Diluted earnings per
  share:
   Net income          $     0.48  $     1.19   $     1.21 $     1.21
                        ==========  ==========   ========== ==========

 Weighted average
  diluted shares           39,861      39,861       39,998     39,998

A -- Includes $34,278 of restructuring and other charges (of which $1,218 is recorded as part of cost of goods sold) and $752 of operating expenses (recorded as part of cost of goods sold) related to the cost reduction actions


            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

     Supplemental Statement of Operations and Segment Information
                              (unaudited)

                                   Six Months Ended June 30,
                         ---------------------------------------------
                                        2003                  2002
                                      Excluding             Excluding
 (in thousands, except                 Special               Special
  per share data)           2003        Items      2002       Items
                         ----------  ---------  ----------  ----------

 Revenue:
------------------------
 Global Applied:
    Americas            $  660,252  $  660,252 $  656,308  $  656,308
    EMEA                   597,754     597,754    503,910     503,910
    Asia                   222,106     222,106    192,789     192,789
    Intragroup sales       (94,618)    (94,618)   (75,290)    (75,290)
                         ----------  ---------- ----------  ----------
                         1,385,494   1,385,494  1,277,717   1,277,717
 Unitary Products Group    386,491     386,491    373,143     373,143
 Bristol Compressors       276,399     276,399    319,654     319,654
 Eliminations              (95,610)    (95,610)   (84,889)    (84,889)
                         ----------  ---------- ----------  ----------
   Total                $1,952,774  $1,952,774 $1,885,625  $1,885,625
                         ==========  ========== ==========  ==========

 Income from Operations:
------------------------
 Global Applied:
    Americas            $   14,059  $   14,059 $   21,667  $   21,667
    EMEA                    13,040      13,040     20,124      20,124
    Asia                    32,116      32,116     23,957      23,957
                         ----------  ---------- ----------  ----------
                            59,215      59,215     65,748      65,748
 Unitary Products Group     32,269      32,269     15,842      15,842
 Bristol Compressors        23,259      23,259     29,123      29,123
 Corporate,
  eliminations, and
  other                    (30,245)    (30,245)   (20,936)    (20,936)
 Charges and other
  expenses                 (53,016)(A)      --    (10,476)(B)      --
                         ----------  ---------- ----------  ----------
   Total                $   31,482  $   84,498 $   79,301  $   89,777

 Interest expense, net     (24,131)    (24,131)   (25,149)    (25,149)

 Loss on divestiture            --          --    (10,683)         --

 Equity in earnings of
  affiliates                 3,565       3,565      2,608       2,608
                         ----------  ---------- ----------  ----------

 Income before income
  taxes and cumulative
  effect of a change in
  accounting principle      10,916      63,932     46,077      67,236

 Provision for income
  taxes                     (5,346)    (15,024)   (12,603)    (15,128)
                         ----------  ---------- ----------  ----------

 Income before
  cumulative effect of a
  change in accounting
  principle             $    5,570  $   48,908 $   33,474  $   52,108
                         ==========  ========== ==========  ==========

 Diluted earnings per
  share:
   Income before
    cumulative effect of
    a change in
    accounting
    principle           $     0.14  $     1.23 $     0.84  $     1.30
                         ==========  ========== ==========  ==========

 Weighted average
  diluted shares            39,748      39,748     39,955      39,955

A -- Includes $52,264 of restructuring and other charges (of which $3,110 is recorded as part of cost of goods sold) and $752 of operating expenses (recorded as part of cost of goods sold) related to the cost reduction actions

B -- Includes $2,818 of restructuring and other charges (of which $88 is recorded as part of cost of goods sold), $6,826 of operating expenses (recorded as part of cost of goods sold) related to the cost reduction actions, and $832 (recorded as part of cost of goods sold) related to a previously discontinued product line


            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES

 Reconciliation of Forecasted 2003 GAAP Net Income to Forecasted 2003
                Net Income, Exclusive of Special Items

                         As of July 23, 2003


(in millions, except per share data)              Amount     Per Share
                                                 ---------   ---------

Forecasted 2003 GAAP net income                  $     10    $   0.25

Anticipated cost of special items, net of tax          90
                                                 ---------

Forecasted 2003 net income, exclusive of special
 items                                           $    100    $   2.50
                                                 =========


Notes:

    Above amounts are estimates. Actual results could differ materially from forecasted amounts.

    The Company will adopt a change in accounting principle, as required by Financial Accounting Standards Board Interpretation No. 46, effective July 1, 2003. The impact of adoption on 2003 is not included in this forecast.

    This statement reconciles forecasted GAAP net income to forecasted net income, exclusive of special items. Special items include actions to improve long-term performance, cost reductions associated with the consolidation of ESG and YRG, reduction of manufacturing capacity, and elimination of product lines and small, non-core businesses. The Company believes that income, exclusive of special items, provides increased transparency to the performance of the core operations. The Company also reviews its results internally in this manner and bases certain compensation arrangements on results, exclusive of special items.

    CONTACT: YORK International Corporation
             Dave Kornblatt, 717-771-7008